Exhibit 10.2

SECOND AMENDMENT TO SUBLEASE

THIS SECOND AMENDMENT TO SUBLEASE (this “Amendment”) is made as of June 21, 2024 by and between BigHat Biosciences, Inc., a Delaware corporation (“Sublessor”) and Cargo Therapeutics, Inc. (formerly known as Syncopation Life Sciences, Inc.), a Delaware corporation (“Sublessee”), with reference to the following facts and objectives:

RECITALS

A. Sublessor, as tenant, and BP3-SF6 1900 ADLP LLC, as landlord (“Master Lessor”), are parties to that certain Lease dated as September 3, 2021, as amended by that certain First Amendment to Lease dated August 19, 2022 (as amended, the “Master Lease”), with respect to premises currently consisting of approximately 31,117 rentable square feet located on the third (3rd) floor (the “3rd Floor Premises”) and approximately 33,008 rentable square feet located on the fourth (4th) floor of the building located at 1900 Alameda de las Pulgas, San Mateo, California (the “Building”).

B. Sublessor and Sublessee are parties to a Sublease dated November 4, 2021 (the “Sublease”), with respect to a portion of the 3rd Floor Premises consisting of approximately 15,400 rentable square feet (the “Original Subleased Premises”), as amended by that certain First Amendment to Sublease dated August 17, 2022 (the “First Amendment”) wherein the premises subleased under the Sublease were expanded to include the remainder of the 3rd Floor Premises (the “Expansion Subleased Premises”).

C. Sublessor and Sublessee desire to terminate the Sublease with respect to the Expansion Subleased Premises and further modify the Sublease as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Reduction of Subleased Premises. On the last to occur of (a) August 16, 2024, (b) the date by which both Sublessor and Sublessee has obtained the Required Consent (as defined below) and (c) the date Sublessee delivers possession of the Expansion Subleased Premises to Sublessor in the condition required under Paragraph 14 of the Sublease and Section 15.2 of the Master Lease as incorporated into the Sublease (as applied to such space) (the “Reduction Date”), the Subleased Premises shall be decreased to include only the Original Subleased Premises. Following the Reduction Date, all references in the Sublease to the “Subleased Premises” shall be deemed to mean only the Original Subleased Premises and the Subleased Premises shall be deemed to consist of approximately 15,400 rentable square feet. The Original Subleased Premises shall remain part of the Subleased Premises through the Expiration Date of the Sublease, which the parties acknowledge is November 10, 2024. The terms of Paragraph 3(B) of the Sublease shall be of no further force and effect. Effective as of the Reduction Date, the Sublease shall be deemed terminated with respect to the Expansion Subleased Premises with respect to the portion of the Term arising from and after the Reduction Date; provided, however, that nothing herein shall excuse, waive, delay, abrogate or otherwise effect Sublessee’s obligations under the Sublease with respect to the Expansion Subleased Premises prior to the Reduction Date or Sublessor’s rights and remedies with respect to any prior and/or continuing defaults of Sublessee under the Sublease, and all of Sublessor’s rights and remedies under the Sublease with respect to

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any prior and/or continuing defaults are hereby expressly reserved to Sublessor. Sublessee’s failure to surrender the Expansion Subleased Premises as required in this Section 1 shall be considered a holdover with respect to such space and be subject to the terms of Paragraph 6 of the Sublease with respect to such space.
2.
Base Rent. Sublessee shall no longer pay Base Rent for the Expansion Subleased Premises commencing on the Reduction Date, but shall continue to pay Base Rent for the Original Subleased Premises in the amounts and in the manner described in Paragraph 4(A) of the Sublease.
3.
Additional Rent. As of the Reduction Date, Sublessee’s Share shall be deemed to be 24.02% of the premises under the Master Lease and 13.59% of the Building, subject to any adjustments of the square footage of the premises under the Master Lease, Subleased Premises or Building. Throughout the Term, Sublessee shall continue to pay all Rent payable under the Sublease, as modified herein, including, without limitation, Operating Expenses, Tax Expenses and Utilities Costs, in accordance with the terms of the Sublease.
4.
Required Consents. This Amendment and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent hereto of Master Lessor in form and substance reasonably acceptable to both Sublessor and Sublessee (the “Required Consent”). Each party shall use commercially reasonable efforts to obtain the Required Consent. If the Required Consent is not received within fifteen (15) days following the full execution and delivery of this Amendment, this Amendment may be terminated by either party upon delivery of written notice to the other party prior to the receipt of the Required Consent.
5.
Parking. Commencing on of the Reduction Date, the number of parking spaces as to which Sublessee has parking rights shall decrease from seventy-eight (78) to thirty-nine (39).
6.
Furniture, Fixtures and Equipment. Sublessee shall surrender the “Expansion Furniture” (as defined in Paragraph 9 of the First Amendment) in accordance with Paragraph 26 of the Sublease.
7.
Shared Areas. Notwithstanding anything to the contrary contained in Section 10 of the First Amendment, on the Reduction Date, the provisions regarding the Shared Areas in Paragraph 2 of the Sublease shall be deemed reinstated and be of full force and effect.
8.
Certified Access Specialist. For purposes of Section 1938 of the California Civil Code, Sublessor hereby discloses to Sublessee, and Sublessee hereby acknowledges, that Sublessor has not had an inspection of the Subleased Premises performed by a Certified Access Specialists (CASp). As required by Section 1938(e) of the California Civil Code, Sublessor hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."
9.
Broker. Sublessee and Sublessor each represent that it has dealt with no real estate brokers, finders, agents or salesmen in connection with this Amendment. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by

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any agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder.
10.
Miscellaneous. This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of California. If any term of this Amendment is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Amendment shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. If either party brings any action or legal proceeding with respect to this Amendment, the prevailing party shall be entitled to recover reasonable attorneys’ fees, experts’ fees, and court costs. This Amendment, together with the Sublease, constitutes the entire agreement between Sublessor and Sublessee regarding the Sublease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings. This Amendment shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective heirs, successors and assigns. No subsequent change or addition to this Amendment shall be binding unless in writing and duly executed by both Sublessor and Sublessee. Except as specifically amended hereby, all of the terms and conditions of the Sublease are and shall remain in full force and effect and are hereby ratified and confirmed. Any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Sublease or the Master Lease, as applicable. Sublessee and Sublessor each represent and warrant to the other that each person executing this Amendment on behalf of such party is duly authorized to execute and deliver this Sublease on behalf of that party. This Amendment may be executed in counterparts. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. In addition, the parties hereto consent and agree that this Amendment may be signed using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

SUBLESSOR: SUBLESSEE:

BIGHAT BIOSCIENCES, INC., CARGO THERAPEUTICS, INC.,

a Delaware corporation a Delaware corporation

By: /s/ Mark DePristo By: /s/ Anup Radhakrishnan

Name: Mark DePristo Name: Anup Radhakrishnan

Its: CEO Its: Chief Financial Officer

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